EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (No. 033-54163, No.033-61305, No. 333-27121, No. 333-31366, No. 333-91682, No. 333-107193, and No. 333-107690) of HNI Corporation of our report dated February 26, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
February 26, 2007